SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 17, 2007 (September 12, 2007)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2007, VirtualScopics (“VirtualScopics” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which VirtualScopics sold and issued 4,350 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), and warrants (the “Warrants”) to purchase its common stock, par value $0.001 per share, in a private placement to certain institutional and accredited investors for an aggregate purchase price of $4,350,000 (the “Transaction”). The Purchase Agreement is attached hereto as Exhibit 10.1 and the form of Warrant is attached hereto as Exhibit 10.2, and each is incorporated herein by reference. The Preferred Shares and the Warrants are referred to herein, collectively, as the “Series B Securities.” The Transaction closed on September 17, 2007.

A description of the material terms of the Transaction is set forth below, and is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3, 10.4 and 10.5 which are incorporated herein by reference.

Series B Preferred Stock

The Preferred Shares are subject to and qualified by the terms and conditions of the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc. (the “Certificate of Designation”), a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Preferred Shares are convertible, at the holder’s election, into shares of the Company’s common stock at the conversion rate, which is equal to (i) the sum of the aggregate stated value of each share (initially $1,000) plus all accrued and unpaid dividends, divided by (ii) the conversion price, initially $1.2043 subject to the limitation that no holder may convert any number of Preferred Shares if the conversion would result in that holder or its affiliates beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock immediately after the conversion; provided that if the Company receives a purchase, tender or exchange offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity, then this limitation is increased to 9.99% of the outstanding shares. The initial conversion price represents 3,612,057 shares of common stock. The initial conversion price is subject to adjustment in the event of certain corporate transactions, including but not limited to certain issuances of common stock at a price below the conversion price of the Preferred Shares in effect at that time, the failure of the Company to reach certain milestones, and the occurrence of certain events of default as described in the Certificate of Designation.

The Preferred Shares have a liquidation preference that is pari passu with the Company’s Series A Convertible Preferred Stock and senior to the Company’s common stock.

Dividends on the Preferred Shares accrue on the initial stated value of each share ($1,000) at an annual rate of 8%, payable monthly in cash or shares of the Company’s common stock. Generally, dividends are payable (i) in cash if funds are legally available for such dividends and certain conditions relating to equity payment have not been met; (ii) in cash or common stock, at the Company’s election, if funds are legally available for such dividends and certain conditions relating to equity payment have been met; and (iii) in common stock if funds are not legally available for such dividends. The Preferred Shares also fully participate with the common stock.

The Preferred Shares are redeemable, at the Company’s election, if certain conditions are met, including the market price for the Company’s common stock exceeding 250% of the initial conversion price of the Preferred Shares for three consecutive trading days. The Preferred Shares are also redeemable, at the holder’s election, upon the occurrence of (i) certain change of control transactions or (ii) certain events of default, including but not limited to (a) failure to make dividend or redemption payments to holders of Preferred Shares, (b) failure to issue and deliver shares of common stock upon the conversion of Preferred Shares, (c) failure to file and maintain a registration statement as required by the Registration Rights Agreement (as defined below), (d) failure to include or remove the required legends on shares of common stock, (e) delisting of the Company’s common stock, (f) failure to comply with certain dispute resolution procedures, (g) failure to authorize and reserve sufficient shares of common stock; (h) stoppage of trading of the Company’s common stock, (i) failure to notify holders of Preferred Shares of certain corporate transactions, and (j) certain breaches of the investors future rights of participation or the Purchase Agreement prohibitions against the issuance of variable securities,. Additionally, the Company may not enter into certain change of control transactions unless the surviving entity agrees to assume the obligations of the Company with respect to the Preferred Shares.

The issuance of the Series B Preferred Stock and Warrants trigger certain anti-dilution provisions of the Company’s Series A convertible preferred stock and outstanding warrants to purchase approximately 1,400,000 shares of the Company’s common stock. As a result, the outstanding shares of the Series A preferred stock will be convertible into approximately 1,721,660 additional shares of common stock. With respect to the outstanding warrants, the purchase price will be reduced to approximately $1.9269 per share.

Warrants

The Warrants are subject to and qualified by the terms and conditions contained in the form of Warrant, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Warrants have a seven (7) year term and are initially exercisable for 2,167,234 shares of common stock. The Warrants are exercisable, at the holder’s election, for shares of the Company’s common stock in either a cash or cashless exercise. Half of the Warrants have an initial exercise price equal to $1.2043 per share and the other half have an initial exercise price of $1.3849 per share. However, no holder may convert any portion of a warrant if the conversion would result in that holder or its affiliates beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock immediately after the conversion; provided that if the Company receives a purchase, tender or exchange offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity, then this limitation is increased to 9.99% of the outstanding shares. The initial conversion price is subject to adjustment in the event of certain corporate transactions, including but not limited to certain issuances of common stock at a price below the conversion price of the Preferred Shares in effect at that time, the failure of the Company to reach certain revenue and EBITDA milestones.

The Company may not enter into certain change of control transactions unless the surviving entity agrees to assume the obligations of the Company with respect to the Preferred Shares. The holder may require the Company to redeem the warrant for cash equal to 110% of the market price of the Company’s common stock minus the applicable exercise price (i) in the event of and prior to certain change of control transactions and (ii) in the event of certain events of default by the Company, including the (a) failure to file and maintain a registration statement as required by the Registration Rights Agreement, (b) failure to authorize and reserve sufficient common stock, (c) failure to include or remove the required legends on shares of common stock, (d) failure of the Company to redeem the Warrant or provide for the assumption of the Warrant in certain change of control transactions, (e) failure to comply with the dispute resolution procedures of the Warrant or (f) failure to properly adjust the conversion price of the Warrant.

The Company also issued Warrants to its financial advisor, Canaccord Adams, Inc., in connection with the transaction, on identical terms, to purchase up to 67,530 shares of the Company’s common stock.

Other Purchase Agreement Terms

Pursuant to the Purchase Agreement, the Company must, among other things, (i) make the necessary filings to comply with applicable state and federal securities laws; (ii) file all reports required to be filed with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended; (iii) segregate at least $200,000 of the proceeds from the Transaction into a separate bank account top be used to pay for investor relations services and to use the remainder of the proceeds for marketing and working capital; (iv) not use any of the proceeds from the transaction (a) to repay debt, (b) to redeem any common stock or common stock equivalents, (c) to settle any outstanding litigation, or (d) to repay any debt or obligation to any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members; (v) provide certain periodic financial information. The Company may not issue common stock or common stock equivalents for forty-five (45) days after the date of the Purchase Agreement, subject to certain exceptions. The Company may not issue certain securities convertible into common stock or certain amortizing convertible securities, or enter into “put” agreements without the consent of two-thirds (2/3rds) of the then outstanding shares of Preferred Shares.

Also pursuant to the Purchase Agreement, the holders of Preferred Shares purchased pursuant to the Purchase Agreement have the right to purchase their pro rata share in any sale of common stock or common stock equivalents by the Company (a “Subsequent Financing”), subject to certain limitations including the limitation that no holder may purchase shares if the purchase would result in that holder or its affiliates beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock immediately after the sale. The holders of Preferred Shares purchased pursuant to the Purchase Agreement may also exchange their shares of preferred stock for their pro rata portion of shares sold in a Subsequent Financing, with certain exceptions, on a $1.00 to $1.00 basis.

Two of the Company’s directors, Sidney Knafel and Robert Klimasewski, participated as investors in the Transaction purchasing $500,000 and $100,000 of Series B Securities, respectively.

Registration Rights Agreement

In connection with the financing described above, the Company has entered into a Registration Rights Agreement, dated as of September 12, 2007, by and between the Company and each buyer identified on the Schedule of Buyers attached thereto (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company granted certain registration rights to holders of the Series B Securities, including the filing of a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock resulting from the conversion of the Series B Securities within forty-five (45) days of the date of the Registration Rights Agreement, and the maintenance of such registration statement for two (2) years after filing. The Registration Rights Agreement also contains “piggy-back” rights for holders of Series B Securities. A copy of the Registration Rights Agreement has been filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein.

The Company’s Chief Executive Officer, Jeffrey Markin, also entered into a Standstill Agreement with the Company, in favor of the investors, whereby he agreed to restrictions on his resale of Company shares he owns. Generally, the Agreement restricts him, for a period of up to 2 years, from reselling his shares of Company stock at a price below the then current conversion price of the Preferred Shares. A copy of the Standstill Agreement has been filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated by reference herein.

Stockholder Approval

Under the terms of the Purchase Agreement, VirtualScopics has agreed to seek stockholder approval authorizing, in connection with the financing, the issuance of shares of common stock in excess of 4,623,481 shares, which is 19.99% of the common stock outstanding before the financing (the "Exchange Cap"). VirtualScopics is not obligated to issue in common stock in excess of the Exchange Cap unless and until the Company’s stockholders approve such issuances. The Series B Securities are not convertible or exercisable until the trading day following the effective date for the Company's stockholder vote which is expected to take place in October or November of 2007. Pending stockholder approval, 50% of the purchase price is being held in escrow pursuant to the terms of an escrow Agreement between the Company, the purchasers and the escrow agent. If stockholder approval is not obtained by December 1, 2007, or until an extended date no later than January 15, 2008, the Company must redeem up to half of the purchase price for Series B Preferred Stock and Warrants. Thereafter any shares of common stock issuable upon conversion or exercise of the Series B Securities in excess of the Exchange Cap will be redeemable by VirtualScopics at the option of the holders if the stockholders do not approve issuances in excess of the Exchange Cap. A copy of the Escrow Agreement has been filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. Neither the Series B Securities nor the Conversion Shares are currently registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03 Material Modification to Rights of Securityholders.

On September 12, 2007, the Company filed the Certificate of Designation, a copy of which has been filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Designation, describing the rights, privileges and preferences of the Company’s Series B Preferred Stock, is described more fully in Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On September 12, 2007, the Company filed the Certificate of Designation, a copy of which has been filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Designation, describing the rights, privileges and preferences of the Company’s Series B Preferred Stock, is described more fully in Item 1.01 above.

Item 8.01 Other Events.

On September 17, 2007, the Company issued a press release announcing the Transaction described in Item 1.01 above. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc., dated September 12, 2007

10.1	Securities Purchase Agreement by and among VirtualScopics, Inc., a Delaware corporation and each buyer listed on the Schedule of Buyers attached thereto, dated September 12, 2007

10.2	Form of Warrant to Purchase Common Stock of VirtualScopics, Inc.

10.3	Registration Rights Agreement by and between VirtualScopics, Inc., a Delaware corporation and each buyer identified on the Schedule of Buyers attached thereto, dated September 12, 2007

10.4	Standstill Agreement by and between VirtualScopics, Inc., and Jeffrey Markin, dated September 12, 2007

10.5
Escrow Agreement by and between VirtualScopics, Inc., and each buyer identified on the Schedule of Buyers attached thereto and Woods Oviatt Gilman LLP, dated September 12, 2007, with the Amendment and Waiver, dated September 13, 2007

99.1	Press Release dated September 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: September 17, 2007	By:	/s/ Molly Henderson
Name: Molly Henderson Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc., dated September 12, 2007

10.1	Securities Purchase Agreement by and among VirtualScopics, Inc., a Delaware corporation and each buyer listed on the Schedule of Buyers attached thereto, dated September 12, 2007

10.2	Form of Warrant to Purchase Common Stock of VirtualScopics, Inc.

10.3	Registration Rights Agreement by and between VirtualScopics, Inc., a Delaware corporation and each buyer identified on the Schedule of Buyers attached thereto, dated September 12, 2007

10.4	Standstill Agreement by and between VirtualScopics, Inc., and Jeffrey Markin, dated September 12, 2007

10.5
Escrow Agreement by and between VirtualScopics, Inc., and each buyer identified on the Schedule of Buyers attached thereto and Woods Oviatt Gilman LLP, dated September 12, 2007, with the Amendment and Waiver, dated September 13, 2007

99.1	Press Release dated September 17, 2007